Exhibit 99.1

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Annual Meeting of Stockholders

June 23, 2005

FORWARD LOOKING STATEMENTS

•                  These presentation materials contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” The Company intends that all such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s annual report on Form 10-K for the year ended December 31, 2004. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

•                  Please see Appendix for a discussion and reconciliation of the uses of “non-GAAP” financial measures.

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COMPANY OVERVIEW

FOCUS

•                  Largest(1), Midwest-focused shopping center REIT, with 145 retail properties in eight states, with more than 13 million square feet of retail space and more than $1.4 billion in assets.(2)

STRONG SHARE APPRECIATION AND TOTAL RETURN

•                  On June 9, 2005, Inland celebrated the first anniversary of its New York Stock Exchange listing

•                  On June 9, 2004, trading began at $11.70 per share

•                  IRC stock has traded as high as $16.50 per share, on March 2, 2005

•                  IRC stock closed on June 20, 2005 at $16.25

•                  On average, 240,000 shares of IRC stock trade each day

•                  For the twelve-month period ending June 9, 2005, Inland has provided stockholders with a total return of 41.9%

MILESTONES

•                  IRC Added to S&P REIT Composite Index on April 14, 2005

•                  IRC Added to Morgan Stanley REIT Index on May 31, 2005

•                  IRC To Be Added to Russell 3000 Index on June 24, 2005

Source: Company filings, NYSE..

(1) Based on a total of 93 million retail center square feet in Chicago as reported by REIS.

(2) Includes properties in unconsolidated joint ventures.

INSTITUTIONAL INVESTORS BUILD POSITIONS OF IRC STOCK

•                  As of March 31, 2005, institutional investors own approximately 31% of IRC Stock

•                  The institutional investors with the largest positions of IRC stock are:

•                  RREEF Funds (Deutsche Bank AG): 6.2 million shares, 9.2% of IRC stock

•                  Fidelity (FMR Corporation): 3.1 million shares, 4.6% of IRC stock

•                  Cohen & Steers Capital Management: 2.2 million shares, 3.3%, of IRC stock

•                  KG Redding & Associates, LLC: 1.6 million shares, 2.4%, of IRC stock

•                  AMVESCAP: 1.2 million shares, 1.8%, of IRC stock

•                  The Vanguard Group: 1.1 million shares, 1.7%, of IRC stock

Source: SEC filings..

FINANCIAL HIGHLIGHTS

SUMMARY STATISTICS (in thousands except per share data)

		Y-o-Y Growth
2003 FFO/Share	$ 1.16		Shares Outstanding	67,300

2004 FFO/Share	$ 1.25	7.80%	Debt	$800

2005E FFO/Share	$ 1.32-$ 1.38	5.6–10.4%	Equity Capitalization	$1,000

Annual Dividend	$0.96/share (effective 5/2/05)		Total Capitalization	$1,800

Dividend Yield	6.0%@$ 16.00/share		Debt/Total Capitalization	43.5%

Source: Company filings.

All data, except per share data, is as of March 31, 2005.

(in thousands, except per share data)	2004		2003	2002	2001	2000
Total Assets	$1,207,092	(b)	$1,280,655	$1,190,031	$1,020,363	$1,002,893
Gross Income	$187,148		$168,706	$145,997	$149,974	$149,856
Net Income (Loss)	$49,373		$41,866	$39,276	$40,666	$(32,004	)(a)
Gain on sale of investment properties	$(4,541)		$(1,315)	$(1,546)	$(467)	—
Equity in depreciation of unconsolidated ventures	$96		$172	$90	$154	—
Amortization on in-place leases	$1,816		$662	$80	—	—
Amortization on leasing commissions	$870		$525	$471	—	—
Depreciation, net of minority interest	$35,323		$33,568	$28,037	$26,046	$24,807
Funds From Operations	$82,938		$75,478	$66,408	$66,399	(7,197	)(a)
FFO Per Common Share	$1.25		$1.16	$1.04	$1.05	$(0.12	)(a)
Distributions Declared	$62,618		$61,166	$60,090	$58,792	$52,964
Distributions Per Share	$0.94		$0.94	$0.94	$0.93	$0.90
Weighted Average Common Stock Shares Outstanding	66,504		65,068	63,984	63,108	59,130

Source: Company filings.

(a) Net Income (Loss) and Funds From Operations for the year ended December 31, 2000 include $68,775 of merger consideration costs, which were a one-time expense for costs relating to the merger. This one-time expenditure represents a $1.16 weighted average share reduction on Funds From Operations for the year ended December 31, 2000.

(b) Excludes $99,007 pro rata share of unconsolidated joint venture assets and includes $42,789 of investment in joint venture.

VISIBLE GROWTH

ASSET-BASED JOINT VENTURE PROGRAMS WILL HELP DRIVE TOTAL GROWTH

•                  New York State Teachers’ Retirement System (NYSTRS):

•                  Formed to acquire up to $400 million of additional retail centers in Inland’s core Midwest markets

•                  Inland will contribute eight centers with net equity value of $100 million; NYSTRS will contribute $50 million of equity capital.

•                  NYSTRS will contribute an additional $100 million; Inland also will contribute an additional $100 million.

•                  Inland is the managing member of the joint venture

•                  Inland expects to increase income by earning fees for providing services to the joint venture:

•                  Property Management

•                  Leasing

•                  Acquisitions

FOCUSED INVESTMENT STRATEGY AND PORTFOLIO

ESTABLISHED GATEKEEPER TO THE CHICAGOLAND RETAIL MARKET

•                  Positioned in high-traffic areas with significant barriers to entry

•                  Largest shopping center landlord in Chicagoland with 9.6% share of retail square footage(1)

•                  102 properties in Chicago totaling 9 million square feet

•                  Coveted “In-Fill” locations

•                  Superior demographics

•                  Market leadership provides strong operating results:

•                  Occupancy of 95.2% at March 31, 2005

•                  Maintained occupancy of at least 93.7% in past four years

•                  Increases on lease rollovers of 13% and increases on new leases of 11% for the three-months ended March 31, 2005

[GRAPHIC]

Source: Company filings.

(1) Based on a total of 93 million neighborhood and community center square feet as reported by REIS.

HIGH QUALITY DIVERSIFIED TENANT BASE…

•                  70% of Inland’s portfolio is leased to national retail tenants

•                  No single tenant comprises more than 4.6% of total square feet

NATIONAL AND LOCAL RETAILERS – PERCENTAGE OF TOTAL SQUARE FEET

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Source: Company filings.

Note: The marks on this slide are registered trademarks of entities unaffiliated with the Company.  Use of these trademarks is not an endorsement of the Company or its common stock and no inference of any such endorsement should be drawn.

$141 MILLION IN NEW ACQUISITIONS YEAR-TO-DATE 2005

•                  Year-to-date 2005, Inland has acquired five centers with a total of 1,030,596 square feet for $141 million

•                  Most of these acquisitions are categorized as principal-to-principal transactions with entities with whom Inland has done repeat business

•                  Orland Park Place, Orland Park, Illinois, $77 million, anchored by Dick’s Sporting Goods, Bed Bath & Beyond, Sportmart – Our largest acquisition to date!

•                  Mapleview Shopping Center, Grayslake, Illinois, $20.8 million, anchored by Jewel Foods

•                  Showplace Theatre Center, Crystal Lake, Illinois, $20 million, anchored by Regal Theatre

•                  Greentree Centre, Caledonia, Wisconsin, $11.8 million, anchored by Pick N Save, Kmart

•                  Northgate Shopping Center, Sheboygan, Wisconsin, $10 million, anchored by Piggly Wiggly

•                  Potential acquisitions currently under contract include nine assets valued at $160 million

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL METRICS

•                  Throughout these presentation materials, we present certain financial measures that, while not prepared in accordance with generally accepted accounting principles, or GAAP, we believe are useful to investors as key measures of our operating performance: Funds From Operations, or FFO; Adjusted Funds From Operations, or AFFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA.

•                  We consider FFO to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net earnings or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to our unconsolidated partnerships and joint ventures.  In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification reversed the treatment of asset impairment losses and impairment losses incurred to write down assets to their fair value at the date assets are classified as held for sale, to include these losses in FFO. Previously, these losses were excluded from FFO. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct these costs and premiums in determining FFO available to holders of common stock. We have adopted these modifications to FFO effective with our reported results for the year ended December 31, 2003.

RECONCILIATION OF NON-GAAP FINANCIAL METRICS

•                  In calculating FFO, net earnings are determined in accordance with GAAP and include the non cash effect of scheduled rent increases throughout the lease terms as required by GAAP. We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate facilitates comparisons of operating performance between periods and between other REITs because these items are based on historical costs which may be of limited relevance in evaluating current performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP. FFO also is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net earnings determined in accordance with GAAP. FFO, as presented, may not be comparable to similarly titled measures reported by other companies, Adjusted Funds From Operations or AFFO is FFO decreased by capital expenditures.

•                  EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

RECONCILIATION OF NON-GAAP FINANCIAL METRICS

•                  Below, we include a reconciliation of FFO net income, which is the most directly comparable GAAP measure.

(THOUSANDS, EXCEPT PER SHARE DATA)	YEAR TO DATE 3/31/2005	2004	2003

Net income available to common stockholders	$14,105	$49,373	$39,276
Gain on sale of investment properties	—	(4,541)	(1,315)
Equity in depreciation of unconsolidated joint ventures	705	96	172
Amortization on in-place lease intangibles	598	1,816	662
Amortization on leasing commissions	155	870	525
Depreciation, net of minority interest	8,449	35,323	33,568
Funds from operations	24,012	82,938	75,478
Net income per share, basic and diluted	$0.21	$0.74	$0.64
Funds from operations per share, basic and diluted	$0.36	$1.25	$1.16
Weighted average common shares outstanding, basic	67,065	66,454	65,064
Weighted average common shares outstanding, diluted	67,114	66,504	65,068

Source: Company filings.

•                  Below, we include a reconciliation of EBITDA to net income, which is the most directly comparable GAAP measure.

(THOUSANDS EXCEPT PER SHARE DATA)	YEAR TO DATE 3/31/2005	2004	2003

Net income available to common stockholders	$14,105	49,373	41,866
Interest expense	10,716	43,406	41,410
Depreciation and amortization	10,150	39,281	35,884
EBITDA	34,971	127,519	117,845

Net income per share, basic and diluted	$0.21	$0.74	$0.64

EBITDA per common share, basic and diluted	$0.52	$1.92	$1.81

Weighted average common shares outstanding, basic	67,065	66,454	65,064

Weighted average common shares outstanding, diluted	67,114	66,504	65,068

Source: Company filings.